Exhibit 10.6

PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”), dated as of June 30, 2020, is entered into by and between Panacea Acquisition Corp., a Delaware corporation (the “Company”), and PA Co-Investment LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (a “Share”), and one-third of one redeemable warrant, each whole warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share, as set forth in the Company’s Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission, No. 333-239138 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, the Purchaser has agreed to purchase, at a price of $10.00 per unit, an aggregate of 90,000 units (and up to 97,500 units if the underwriters in the Public Offering exercise their over-allotment option in full) (the “Private Placement Units”), each Private Placement Unit consisting of one Share (a “Private Placement Share”) and one-third of one redeemable warrant (a “Private Placement Warrant”), each Private Placement Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Private Placement Units.

A. Authorization of the Private Placement Securities. The Company has duly authorized the issuance and sale of the Private Placement Units, including the Private Placement Shares and the Private Placement Warrants included in the Private Placement Units, and, subject to proper exercise of the Private Placement Warrants and against payment therefor, the Shares underlying such Private Placement Warrants, to the Purchaser.

B. Purchase and Sale of the Private Placement Units.

(i) On the date of the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the “IPO Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 90,000 Private Placement Units at a price of $10.00 per Private Placement Unit for an aggregate purchase price of $900,000 (the “Purchase Price”). The Purchaser shall pay, at least one (1) business day prior to the IPO Closing Date, the Purchase Price by wire transfer of immediately available funds, to accounts designated by the Company, including to the trust account (the “Trust Account”), at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee, in accordance with the Company’s wiring instructions. On the IPO Closing Date, subject to receipt of funds pursuant to the immediately prior sentence, the Company shall effect such delivery in book-entry form.

(ii) On the date of the consummation of the closing of the over-allotment option, if any, in connection with the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (an “Over-allotment Closing Date,” and each Over-allotment Closing Date (if any) and the IPO Closing Date, a “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, up to 7,500 Private Placement Units (or, to the extent the over-allotment option is not exercised in full, a lesser number of Private Placement Units in proportion to the portion of the over-allotment option that is then exercised) at a price of $10.00 per Private Placement Unit for an aggregate purchase price of up to $75,000 (if the over-allotment option is exercised in full) (the “Over-allotment Purchase Price”). The Purchaser shall pay the Over-allotment Purchase Price in accordance with the Company’s wire instruction by wire transfer of immediately available funds to the Company or the Trust Account (as set forth in the wire instructions), at least one (1) business day prior to the applicable Over-allotment Closing Date. On each Over-allotment Closing Date, subject to receipt of funds pursuant to the immediately prior sentence, the Company shall effect such delivery in book-entry form.

C. Terms of the Private Placement Securities.

(i) The Private Placement Units are substantially identical to the units to be offered in the Public Offering except that (a) the Private Placement Units (including the underlying Shares, Private Placement Warrants and the Shares issuable upon exercise of the Private Placement Warrants) will not, except in limited circumstances, be transferable or salable until 30 days after the completion of the Company’s initial business combination (the “Business Combination”) so long as they are held by the Purchaser or its permitted transferees, and (b) the Private Placement Units are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after the expiration of the lockup described above in clause (a) and they are registered pursuant to the Registration Rights Agreement (as defined below) or an exemption from registration is available, and the restrictions described above in clause (a) have expired and (c) each Private Placement Warrant shall have the terms set forth for private placement warrants in a Warrant Agreement to be entered into by the Company and a warrant agent in connection with the Public Offering (the “Warrant Agreement”), including that the Private Placement Warrants purchased by Purchaser shall not be exercisable more than five years from the effective date of the Registration Statement in accordance with Rule 5110(f)(2)(G)(i) of the FINRA Manual. Additionally, the Purchaser acknowledges that the Private Units, including the Private Placement Shares and the Private Placement Warrants included in the Private Placement Units, and the Shares underlying the Private Placement Warrants will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore be subject to lock-up for a period of 180 days immediately following the date of effectiveness of the Registration Statement or commencement of sales of the Public Offering, subject to certain limited exceptions, pursuant to Rule 5110(g)(1) of the FINRA Manual. Accordingly, the Private Units, including the Private Placement Shares and the Private Placement Warrants included in the Private Placement Units, and the Shares underlying the Private Placement Warrants, may not be sold, transferred, assigned, pledged or hypothecated for 180 days immediately following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the Public Offering and the bona fide officers or partners of the Purchaser and any such participating underwriter or selected dealer nor may they be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person during such 180-day period.

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(ii) On or prior to the IPO Closing Date, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Units, including the Private Placement Shares and the Private Placement Warrants included in the Private Placement Units, and the Shares underlying the Private Placement Warrants.

Section 2. Representations and Warranties of the Company.

As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Units, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive each Closing Date) that:

A. Incorporation and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Private Placement Units, including the Private Placement Shares and the Private Placement Warrants included in the Private Placement Units, and, subject to proper exercise of the Private Placement Warrants and against payment therefor, the Shares underlying such Private Placement Warrants, have been duly authorized by the Company. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement (as applicable) and this Agreement, the Private Placement Units, including the Private Placement Warrants included in the Private Placement Units, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of each Closing Date.

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(ii) The execution and delivery by the Company of this Agreement and the Private Placement Units, the issuance and sale of the Private Placement Units, the issuance of the Private Placement Shares and the Private Placement Warrants included in the Private Placement Units and the Shares upon exercise of the Private Placement Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of each Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Company’s certificate of incorporation (the “Charter”) and bylaws (the “Bylaws”) or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement (as applicable), the Private Placement Shares included in the Private Placement Units and the Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and nonassessable. On the date of issuance of the Private Placement Units, the Private Placement Shares and the Shares issuable upon exercise of the Private Placement Warrants shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement (as applicable), the Purchaser will have good title to the Private Placement Units, including the Private Placement Shares and the Private Placement Warrants included in the Private Placement Units, and the Shares issuable upon exercise of the Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Governmental Consents. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for applicable requirements of the Securities Act.

Section 3. Representations and Warranties of the Purchaser.

As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Units to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

A. Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

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B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser do not and shall not as of each Closing Date (a) conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Purchaser’s equity or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Purchaser’s organizational documents in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering, or any material law, statute, rule or regulation to which the Purchaser is subject, or any agreement, instrument, order, judgment or decree to which the Purchaser is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Investment Representations.

(i) The Purchaser is acquiring the Private Placement Units, including the Private Placement Shares and the Private Placement Warrants included in the Private Placement Units, and, upon exercise of the Private Placement Warrants, the Shares issuable upon such exercise (collectively, the “Securities”) for its own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act, and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act. The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act.

(iv) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

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(v) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vi) The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; and (c) Rule 144 adopted pursuant to the Securities Act will not be available for resale transactions of Securities prior to a Business Combination and may not be available for resale transactions of Securities after a Business Combination.

(vii) The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investments in the Securities.

(viii) The Purchaser understands that the Private Placement Units and the Shares included in the Private Placement Units shall bear the legend substantially in the form of the following and be subject to appropriate “stop transfer restrictions”:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE LETTER AGREEMENT BY AND AMONG PANACEA ACQUISITION CORP. (THE “COMPANY”), ECOR1 PANACEA HOLDINGS, LLC, PA CO-INVESTMENT LLC AND THE OTHER PARTIES THERETO, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY (30) DAYS AFTER THE DATE UPON WHICH THE COMPANY COMPLETES ITS INITIAL BUSINESS COMBINATION (AS DEFINED IN ITS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION) EXCEPT TO A PERMITTED TRANSFEREE (AS DESCRIBED IN THE LETTER AGREEMENT REFERENCED ABOVE) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

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SECURITIES EVIDENCED HEREBY SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT WITH THE COMPANY.

(ix) The Purchaser understands that the Private Placement Warrants shall bear the legend substantially in the form set forth in the Warrant Agreement and be subject to appropriate “stop transfer restrictions”.

Section 4. Conditions of the Purchaser’s Obligations.

The obligations of the Purchaser to purchase and pay for the Private Placement Units are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement and Registration Rights Agreement. The Company shall have entered into the Warrant Agreement and the Registration Rights Agreement, in each case on terms satisfactory to the Purchaser.

Section 5. Conditions of the Company’s Obligations.

The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before such Closing Date.

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C. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Units, including the Private Placement Shares and the Private Placement Warrants included in the Private Placement Units, hereunder.

D. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E. Warrant Agreement. The Company shall have entered into the Warrant Agreement.

Section 6. Termination.

This Agreement may be terminated at any time after December 31, 2020 upon the election by either the Company or the Purchaser upon written notice to the other party if the closing of the Public Offering has not occurred prior to such date.

Section 7. Survival of Representations and Warranties.

All of the representations and warranties contained herein shall survive the applicable Closing Date.

Section 8. Definitions.

Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 9. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof (including, without limitation one or more of its members).

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

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C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted via facsimile or e-mail shall be valid and effective to bind the party so signing.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

PANACEA ACQUISITION CORP.

By:	/s/ Oleg Nodelman
	Name:	Oleg Nodelman
	Title:	Chief Executive Officer

PURCHASER:

PA Co-Investment LLC

By:	/s/ Owen Littman
	Name:	Owen Littman
	Title:	Authorized Signatory

[Signature Page to Private Placement Units Purchase Agreement]